As filed with the Securities and Exchange Commission on May 13, 2026.

Registration No. 333-295813

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bel Fuse Inc.

(Exact name of Registrant as specified in its charter)

New Jersey	22-1463699
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 Executive Drive, Suite 300,

West Orange, New Jersey 07052

+1 201-432-0463

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Farouq Tuweiq

President and Chief Executive Officer

Bel Fuse Inc.

300 Executive Drive, Suite 300,

West Orange, New Jersey 07052

+1 201-432-0463

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Adam Johnson

Kimberly Petillo-Decossard

Scott Levi

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Telephone: +1 212-819-8200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

 This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-295813) is being filed solely for the purpose of filing certain exhibits. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement, and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. List of Exhibits.

Exhibit No.	Description
3.1**	(i) Restated Certificate of Incorporation, as amended, is incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998 filed on August 11, 1998 and (ii) the Certificate of Amendment to the Company’s Restated Certificate of Incorporation, is incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed on March 29, 2000.

3.2**	Amended and Restated By-Laws of Bel Fuse Inc. (Adopted October 25, 2023), are incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 25, 2023.

4.1**	Description of Registrant’s Securities, is incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 28, 2025.

4.2*	Form of common stock certificate.

4.3	Form of Indenture.

4.4*	Form of Debt Security.

4.5*	Form of Warrant.

4.6*	Form of Warrant Agreement

4.7*	Form of Certificate of Designations of Preferred Stock.

4.8*	Form of Preferred Stock Certificate.

4.9*	Form of Unit.

4.10*	Form of Unit Agreement.

4.11*	Form of Deposit Agreement.

5.1	Opinion of Lowenstein Sandler LLP

5.2	Opinion of White & Case LLP

23.1**	Consent of Independent Registered Public Accounting Firm (Grant Thornton LLP).

23.2	Consent of Lowenstein Sandler LLP (included in exhibit 5.1)

23.3	Consent of White & Case LLP (included in exhibit 5.2)

24.1**	Power of attorney (included on the signature page).

107	Filing Fee Table.

*	To be filed by amendment.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Orange, State of New Jersey, on May 13, 2026.

BEL FUSE INC.

By:	/s/ Farouq Tuweiq
Farouq Tuweiq
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Farouq Tuweiq	President, Chief Executive Officer	May 13, 2026
Farouq Tuweiq	(Principal Executive Officer)

/s/ Lynn Hutkin	Chief Financial Officer and Treasurer	May 13, 2026
Lynn Hutkin	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors	May 13, 2026
Daniel Bernstein

*	Director	May 13, 2026
Peter Gilbert

*	Director	May 13, 2026
David Valletta

*	Director	May 13, 2026
Mark Segall

*	Director	May 13, 2026
Eric Nowling

*	Director	May 13, 2026
Vincent Vellucci

*	Director	May 13, 2026
Rita V. Smith

*	Director	May 13, 2026
Jacquelline Brito

* By:	/s/ Lynn Hutkin
Lynn Hutkin
Attorney-in-fact

2